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Exhibit 5.2

CONSENT OF OSLER, HOSKIN & HARCOURT LLP

June 16, 2020

        We hereby consent to the references to our name contained in the heading "Legal Matters" in the prospectus included in the Registration Statement on Form F-10 dated June 16, 2020 and the amendments thereto relating to the public offering of securities of Kinross Gold Corporation.

Sincerely,

/s/ Osler, Hoskin & Harcourt LLP

OSLER, HOSKIN & HARCOURT LLP

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  Exhibit 5.2
CONSENT OF OSLER, HOSKIN & HARCOURT LLP